Exhibit 99.2

Investor Update - January 12, 2018

Note to Investors
This abbreviated Investor Update is being provided to communicate certain actual fourth quarter 2017 operating statistics. It also includes forecasted passenger unit revenue (PRASM), total unit revenue (RASM), unit cost excluding fuel (CASMex), estimated economic fuel cost per gallon for the quarter, expected non-operating income, fourth quarter share repurchase information, as well as the expected impacts of the Tax Cuts and Jobs Act.

Unit revenue, unit cost and other financial forecasts are estimates only. Actual amounts reported may differ and are dependent on our normal quarter-end closing process.

A full Investor Update with information about fuel hedge positions, planned capital expenditures, fleet information, and share repurchase activity will be provided in connection with our fourth quarter earnings release scheduled for January 25, 2018.

References in this update to “Air Group,” “Company,” “we,” “us,” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified.

Information about Non-GAAP Financial Measures
This update includes forecasted operational and financial information for our operations. Our disclosure of operating cost per available seat mile excluding fuel and other items provides us (and may provide investors) with the ability to measure and monitor our performance. The most directly comparable GAAP measure is total operating expense per available seat mile. However, due to the large fluctuations in fuel prices, we are unable to predict total operating expense for any future period with any degree of certainty. In addition, we believe the disclosure of fuel expense on an economic basis is useful to investors in evaluating our ongoing operational performance. Please see the cautionary statement under “Forward-Looking Information.”

We are providing unaudited information about fuel price movements and the impact of our hedging program on our financial results. Management believes it is useful to compare results between periods on an “economic basis.” Economic fuel expense is defined as the raw or “into-plane” fuel cost less any cash we receive from hedge counterparties for hedges that settle during the period, offset by the recognition of premiums originally paid for those hedges that settle during the period. Economic fuel expense more closely approximates the net cash outflow associated with purchasing fuel for our operation.

Forward-Looking Information
This update contains forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

AIR GROUP - CONSOLIDATED

Fourth Quarter 2017

Operating Statistics
For the purpose of comparison, the consolidating operating statistics in the historical period of the table below are on a "Combined Comparative" basis, and include operations for Alaska Air Group and Virgin America, Inc. (Virgin America) for the periods prior to the acquisition date of December 14, 2016. Virgin America's historical operating statistics included in the Combined Comparative presentation below have been conformed to Alaska Air Group's presentation where appropriate.

	Q4 2017	Q4 2016 Combined Comparative(a)	% Change	Q4 2016 As Reported
Revenue passengers (in thousands)	10,971	10,382	5.7%	8,752
Traffic (RPMs in millions)	13,265	12,084	9.8%	9,640
Capacity (ASMs in millions)	15,901	14,404	10.4%	11,407
Load factor	83.4%	83.9%	(0.5) pts	84.5%

(a)	Refer to our Investor Update issued on April 12, 2017 on Form 8-K for further details of the calculation of the Q4 2016 combined comparative data.

Forecast Information
The following table provides a Combined Comparative perspective, calculated as the sum of 2016 historical results for Alaska Air Group and Virgin America for the prior year quarter, which was before the acquisition date of December 14, 2016.

	Q4 2017 Forecast	Q4 2016 Combined Comparative(b)	% Change	Q4 2016 As Reported	Prior Guidance December 15, 2017
Passenger revenue per ASM (cents)	10.69¢ - 10.71¢	11.02¢	~ (3)%	11.29¢	N/A	N/A
Revenue per ASM (cents)	12.32¢ - 12.34¢	12.87¢	~ (4)%	13.36¢	N/A	N/A
Cost per ASM excluding fuel and special items (cents)	8.65¢ - 8.67¢	8.25¢	~ 5%	8.45¢	8.63¢ - 8.68¢	~ 5%
Fuel gallons (000,000)	205	184	~ 11%	144	205	~ 11%
Economic fuel cost per gallon(a)	$2.00	$1.66	~ 20.5%	$1.68	$2.00	~ 20.5%

(a)
Our economic fuel cost per gallon estimate for the fourth quarter includes the following per-gallon assumptions:  crude oil cost - $1.31 ($55 per barrel); refining margin - 50 cents; cost of settled hedges - 2 cents; with the remaining difference due to taxes and other into-plane costs. We currently expect first quarter 2018 fuel prices will be approximately $2.10 to $2.15 per gallon.

(b)	Refer to our Investor Update issued on April 12, 2017 on Form 8-K for further details of the calculation of the Q4 2016 combined comparative data.

Pilot Costs
As mentioned in our December 15, 2017 investor update, our Q4 2017 and full year 2017 forecasts include the $24 million cost impact attributable to the new pilot wage rates and benefits, as well as a one-time, non-cash charge of approximately $20 million associated with the application of new pilot wage rates to existing accrued vacation and sick leave balances. Collectively, these charges have a CASMex impact of 0.28¢ on fourth quarter, and 0.07¢ impact on full year 2017 (which are included in the CASMex guidance above). On a standalone basis, the one-time, non-cash charge to true up accrued vacation and sick leave balances has a CASMex impact of 0.13¢ for fourth quarter, and 0.03¢ for the full year. Although this charge is non-recurring, it will be included in our adjusted EPS, with an impact of approximately $0.10 for the fourth quarter and full year.

Nonoperating Expense
We expect that our consolidated nonoperating expense will be approximately $13 million in the fourth quarter of 2017.

Impact of Tax Cuts and Jobs Act
As a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017 we expect to record a tax benefit of approximately $250 - 350 million. The benefit is due to the reduction of deferred tax liabilities we no longer expect to incur under the new law. The resulting tax benefit will be excluded from our adjusted non-GAAP earnings reported in our fourth quarter earnings release scheduled for January 25, 2018. This law will also result in a significant reduction of our effective income tax rate in 2018. We will provide more guidance on the new tax rate in future investor updates.

In connection with the passing of this law, we awarded each of our employees with a $1,000 bonus to be paid in January 2018. The aggregate amount of this bonus will be approximately $25 million and will be recorded as a special item in the first quarter of 2018 and excluded from our adjusted earnings.

Stock Repurchase and Share Count
In 2017, we have repurchased a total of 981,277 shares of common stock for approximately $75 million.We expect our weighted-average basic and diluted share counts will be 123.2 million and 123.7 million, respectively, for the fourth quarter of 2017.

3